Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of InspireMD, Inc. of our report dated March 28, 2016 relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
April 14, 2016	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited